EXHIBIT 16.1

June 24, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have been furnished with a copy of the disclosures in Item 4.01 of Form 8-K for the event that occurred on June 22, 2016, to be filed by our former client, Spotlight Innovation Inc. and are in agreement with the statements concerning our firm contained therein. We have no basis to agree or disagree with other matters reported therein.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC